                       SOUTHWESTERN LIFE INSURANCE COMPANY


                    FIRST AMENDED AND RESTATED LOAN AGREEMENT


                          Dated as of December 1, 1994


                                 $40,318,754.00


                                  JAMES M. FAIL


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                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.2.   OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . .   12

ARTICLE II - LOAN    . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 2.1.   LOAN . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 2.2.   NOTE . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 2.3.   REPAYMENT OF LOAN. . . . . . . . . . . . . . . . . . .   13

     Section 2.4.   INTEREST . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 2.5.   EXPENSES . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 2.6.   USE OF LOAN. . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE III - PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 3.1.   METHOD OF PAYMENT. . . . . . . . . . . . . . . . . . .   13
     Section 3.2.   COMPUTATION OF INTEREST. . . . . . . . . . . . . . . .   14
     Section 3.3.   VOLUNTARY PREPAYMENT . . . . . . . . . . . . . . . . .   14

ARTICLE IV - SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4.1.   COLLATERAL . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4.2.   SETOFF . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE V - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE VI - REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .   17
     Section 6.1.   CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . .   17
     Section 6.2.   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .   17
     Section 6.3.   NO BREACH. . . . . . . . . . . . . . . . . . . . . . .   17
     Section 6.4.   OPERATION OF BUSINESS. . . . . . . . . . . . . . . . .   18
     Section 6.5.   LITIGATION AND JUDGMENTS . . . . . . . . . . . . . . .   18
     Section 6.6.   RIGHTS IN PROPERTIES; LIENS. . . . . . . . . . . . . .   18
     Section 6.7.   ENFORCEABILITY . . . . . . . . . . . . . . . . . . . .   18
     Section 6.8.   APPROVALS. . . . . . . . . . . . . . . . . . . . . . .   18
     Section 6.9.   DEBT . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 6.10.  TAXES. . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 6.11.  USE OF PROCEEDS; MARGIN SECURITIES . . . . . . . . . .   19
     Section 6.12.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 6.13.  DISCLOSURE . . . . . . . . . . . . . . . . . . . . . .   19
     Section 6.14.  OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . .   20
     Section 6.15.  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . .   20
     Section 6.16.  INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . .   20
     Section 6.17.  PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . .   20

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                                TABLE OF CONTENTS

                                   (CONTINUTED)

     Section 6.18.  MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . .   20
     Section 6.19.  ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . .   21
     Section 6.20.  CAPITALIZATION . . . . . . . . . . . . . . . . . . . .   21
     Section 6.21.  INSIDER DEBT . . . . . . . . . . . . . . . . . . . . .   22
     Section 6.22.  NO SENSITIVE TRANSACTIONS. . . . . . . . . . . . . . .   22

ARTICLE VII - POSITIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   22
     Section 7.1.   REPORTING REQUIREMENTS . . . . . . . . . . . . . . . .   22
     Section 7.2    PAYMENT OF NOTE AND MAINTENANCE OF OFFICE. . . . . . .   24
     Section 7.3.   CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . .   24
     Section 7.4.   MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . .   25
     Section 7.5.   TAXES AND CLAIMS . . . . . . . . . . . . . . . . . . .   25
     Section 7.6.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . .   25
     Section 7.7.   INSPECTION RIGHTS. . . . . . . . . . . . . . . . . . .   25
     Section 7.8.   KEEPING BOOKS AND RECORDS. . . . . . . . . . . . . . .   25
     Section 7.9.   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . .   25
     Section 7.10.  COMPLIANCE WITH AGREEMENTS . . . . . . . . . . . . . .   25
     Section 7.11.  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . .   26
     Section 7.12.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . .   26
     Section 7.13.  DIVIDEND REQUEST . . . . . . . . . . . . . . . . . . .   26

ARTICLE VIII - NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .   26
     Section 8.1.   DEBT . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Section 8.2.   LIMITATION ON LIENS. . . . . . . . . . . . . . . . . .   26
     Section 8.3.   MERGERS, RECAPITALIZATIONS, AND DISSOLUTIONS . . . . .   27
     Section 8.4.   TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . .   27
     Section 8.5.   DISPOSITION OF PROPERTY. . . . . . . . . . . . . . . .   27
     Section 8.6.   PREPAYMENT OF DEBT . . . . . . . . . . . . . . . . . .   27
     Section 8.7.   MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . .   27
     Section 8.8.   LIMITATION ON ISSUANCE OF CAPITAL STOCK. . . . . . . .   27
     Section 8.9.   MODIFICATION OF CORPORATE DOCUMENTS. . . . . . . . . .   27
     Section 8.10.  ACCOUNTING CHANGES . . . . . . . . . . . . . . . . . .   27
     Section 8.11.  GOLDEN PARACHUTES. . . . . . . . . . . . . . . . . . .   28
     Section 8.12.  ACQUISITION OF PROPERTY. . . . . . . . . . . . . . . .   28

ARTICLE IX - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Section 9.1.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . .   28
     Section 9.2.   REMEDIES UPON DEFAULT. . . . . . . . . . . . . . . . .   31

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                                TABLE OF CONTENTS

                                   (CONTINUTED)

     Section 9.3.   PERFORMANCE BY LENDER. . . . . . . . . . . . . . . . .   32

ARTICLE X - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .   32
     Section 10.1.  EXPENSES OF LENDER . . . . . . . . . . . . . . . . . .   32
     Section 10.2.  LIMITATION OF LIABILITY. . . . . . . . . . . . . . . .   32
     Section 10.3.  NO DUTY. . . . . . . . . . . . . . . . . . . . . . . .   32
     Section 10.4.  LENDER NOT FIDUCIARY . . . . . . . . . . . . . . . . .   33
     Section 10.5.  EQUITABLE RELIEF . . . . . . . . . . . . . . . . . . .   33
     Section 10.6.  NO WAIVER; CUMULATIVE REMEDIES . . . . . . . . . . . .   33
     Section 10.7.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . .   33
     Section 10.8.  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . .   33
     Section 10.9.  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . .   33
     Section 10.10. MAXIMUM INTEREST RATE. . . . . . . . . . . . . . . . .   33
     Section 10.11. NOTICES. . . . . . . . . . . . . . . . . . . . . . . .   34
     Section 10.12. APPLICABLE LAW; VENUE; SERVICE OF PROCESS. . . . . . .   34
     Section 10.13. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . .   35
     Section 10.14. SEVERABILITY . . . . . . . . . . . . . . . . . . . . .   35
     Section 10.15. HEADINGS . . . . . . . . . . . . . . . . . . . . . . .   35
     Section 10.16. PARTICIPATIONS . . . . . . . . . . . . . . . . . . . .   35
     Section 10.17. CONSTRUCTION . . . . . . . . . . . . . . . . . . . . .   35
     Section 10.18. LENDER NOT IN CONTROL. . . . . . . . . . . . . . . . .   35
     Section 10.19. ASSUMPTION OF LOAN . . . . . . . . . . . . . . . . . .   35
     Section 10.20. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . .   36
     Section 10.21. PRIOR AGREEMENTS . . . . . . . . . . . . . . . . . . .   38

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                           FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT

     THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of December 1, 1994, is between JAMES M. FAIL, an individual resident of the State of Alabama ("Borrower"), and SOUTHWESTERN LIFE INSURANCE COMPANY, a Texas life insurance corporation ("Lender").


                                R E C I T A L S:


     A. Borrower and Lender have previously entered into that certain Loan Agreement (the "SWL Loan Agreement") dated as of January 25, 1993 pursuant to which Lender has made a loan to Borrower in the aggregate principal amount of Twelve Million Three Hundred Fifty-Nine Thousand Nine Hundred Fifty-Seven and No/100 Dollars ($12,359,957.00) (the "SWL Loan").

     B. The SWL Loan is evidenced by that certain Promissory Note dated as of January 25, 1993 executed by Borrower and payable to the order of Lender in the original principal amount of the SWL Loan (the "SWL Note").

     C. Borrower and Consolidated Fidelity Life Insurance Company, a Kentucky life insurance corporation ("CFLIC"), have previously entered into that certain Loan Agreement (the "CFLIC Loan Agreement") dated as of January 25, 1993 pursuant to which CFLIC has made a loan to Borrower in the original principal amount of Thirty-Two Million Two Hundred Ten Thousand Two Hundred Two and No/100 Dollars ($32,210,202.00) (the "CFLIC Loan").

     D. The CFLIC Loan is evidenced by that certain Promissory Note dated as of January 25, 1993 executed by Borrower and payable to the order of CFLIC in the original principal amount of the CFLIC Loan (the "CFLIC Note").

     E. Pursuant to that certain Assignment and Transfer of Notes, Liens, and Other Rights dated as of June 30, 1994 between Lender and CFLIC, Lender has purchased all of CFLIC's right, title and interest in and to the CFLIC Note, the CFLIC Loan Agreement and each of the other documents and agreements relating to or evidencing the CFLIC Loan, and all security interests and liens securing the CFLIC Note.

     F. Borrower and Lender now desire to (i) consolidate the SWL Note with the CFLIC Note, (ii) consolidate the CFLIC Loan Agreement with and into the SWL Loan Agreement, and (iii) make certain amendments to the SWL Loan Agreement as herein set forth.

     G. The parties hereto now desire to amend the SWL Loan Agreement as hereinafter provided and have agreed, for purposes of clarity and ease of administration, to carry out the

FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 1

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agreed upon amendments by amending the pertinent provisions of the SWL Loan
Agreement and then restating the SWL Loan Agreement in its entirety by means of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby consolidate the CFLIC Loan Agreement with and into the SWL Loan Agreement, amend and restate the SWL Loan Agreement (as consolidated) and agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1. 1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

          "ACQUISITION" means any purchase, lease or acquisition of any Property of any Person.

          "AFFILIATE" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, however, in no event shall Lender or any of its Affiliates be deemed an Affiliate of Borrower or any of Borrower's Affiliates for purposes of this Agreement and the other Loan Documents.

          "AGGREGATE DEBT SERVICE" means the sum of all scheduled payments due during any twelve month period on (i) the Loan, and (ii) the loan evidenced by the CFSB Loan Documents.

          "AGREEMENT DATE" means as of December 1, 1994.

          "ASSISTANCE AGREEMENT" means that certain Assistance Agreement dated the Organization Date, among CFSB, BSB, and the FSLIC, as the same has been or may be amended, supplemented, or modified from time to time.

          "BSB" means Bluebonnet Savings Bank FSB, a federal savings bank.

          "BSB AGREEMENT" means that certain agreement between BSB and Lender, in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented, or modified.



FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 2

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          "BSB CAPITAL MINIMUM" means the minimum Capital required at any time to be maintained by BSB pursuant to 12 C.F.R. Part 567(1992), as amended from time to time, or any successor regulation or statute, plus $25,000,000.00

          "BSB SERIES A PREFERRED STOCK" means shares of non-voting Capital Stock issued by BSB, designated at $12.00 Noncumulative Perpetual Preferred Stock, Series A, which has a liquidation value of $100.00 per share, and a noncumulative cash dividend of $12.00 per share payable quarterly in arrears.

          "BUSINESS DAY" means any day on which commercial banks are not authorized or required to close in Dallas, Texas.

          "CAPITAL" means "core capital" as such term is defined in 12 C.F.R.
     Section  567.5(a) (1992) or any successor regulation thereto.

          "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CAPITAL MAINTENANCE AGREEMENT" means that certain Capital Maintenance Agreement dated the Organization Date, among Borrower, BSB, CFSB, and the FSLIC, as the same may be amended from time to time.

          "CAPITAL STOCK" means any and all shares of corporate stock.

          "CFSB" means CFSB Corporation, a Delaware corporation.

          "CFSB LOAN AGREEMENT" means, that certain First Amended and Restated Loan Agreement of even date herewith between Lender and CFSB, as the same may be amended, supplemented or modified from time to time.

          "CFSB LOAN BALANCE" means all amounts owed by the obligors pursuant to the CFSB Loan Documents.

          "CFSB LOAN DOCUMENTS" means the CFSB Loan Agreement and all promissory notes, pledge agreements, security agreements, assignments, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with the CFSB Loan Agreement, as such instruments, documents and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

          "CHANGE OF CONTROL" means any one or more of the following: (a) (i) Borrower shall at any time cease to own directly or indirectly, through one or more wholly-owned

FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 3

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     Controlled Companies or a trust of which Borrower is the settlor, and which has no trustee which is not a Permitted Trustee, 100% of the issued and outstanding Capital Stock of CFSB, (ii) following the death of Borrower, any Person other than a trust of which Borrower is the settlor and which has no trustee which is not a Permitted Trustee shall acquire any of the Capital Stock of CFSB, or (iii) following the death of Borrower and the acquisition of the Capital Stock of CFSB by a trust of which Borrower is the settlor and which has no trustee which is not a Permitted Trustee, such trust shall at any time cease to own directly or indirectly, through one or more wholly-owned Controlled Companies, 100% of the issued and outstanding Capital Stock of CFSB, (b) CFSB shall at any time cease to own directly or indirectly through one or more wholly-owned Subsidiaries, 100% of the issued and outstanding Capital Stock of BSB (exclusive of the FSLIC Warrant), or (c) any event which results in an "Ownership Change" of CFSB as defined in Section 382(g) of the Code; PROVIDED that no Change of Control shall result from the exercise by the FSLIC of its rights with respect to the FSLIC Warrant.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

          "COLLATERAL" has the meaning specified in Section 4.1.

          "COLLATERAL ACCOUNT" has the meaning specified in the Collateral Account Agreement.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement among CFSB, Lender and the Collateral Account Bank in substantially the form of Exhibit "F" hereto, as the same may be amended, modified, or supplemented.

          "COLLATERAL ACCOUNT BANK" means Mid-America Bank and Trust Company of Louisville.

          "COLLECTION AND PAYMENT AGREEMENT" means that certain First Amended and Restated Collection and Payment Agreement of even date herewith, in substantially the form of Exhibit "D" hereto, among Borrower, CFSB, BSB and Lender, as the same may be amended, supplemented, or modified from time to time.

          "CONTRACT RATE" means the rate of twelve percent (12%) per annum.

          "CONTROLLED COMPANY" means any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by Borrower, by Borrower and one or more other Controlled Companies of Borrower, or by one or more other Controlled Companies of Borrower, provided that a corporation, the stock of which is a Covered Asset, shall not be deemed to be a Controlled Company.

          "COVERED ASSETS" has the meaning specified in the Assistance
     Agreement.

FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 4

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          "CRITICIZED ASSETS" means, at any particular time, all assets of BSB classified as "Loss", "Doubtful", or "Substandard", or in any equivalent category under any similar classification system of the OTS.

          "DEBT" means as to any Person at any time (without duplication):
           (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all purchase-money indebtedness of such Person,
     (iv) all Capital Lease Obligations of such Person, (v) all Debt of others Guaranteed by such Person, (vi) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (viii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange, or similar agreements, (ix) all liabilities of such Person in respect of unfunded vested benefits under any Plan, and (x) all other liabilities of such Person required to be reflected on the balance sheet of such Person under GAAP; PROVIDED that Debt shall not include deposits at BSB as deposits are defined in 12 U.S.C.
     Section 1813(1) and applicable regulations of the FDIC and the OTS.

          "DEBT DOCUMENTS" has the meaning specified in the Collection and Payment Agreement.

          "DEFAULT RATE" means the lesser of (a) the Maximum Rate, or (b) the rate of eighteen percent (18%) per annum.

          "DETERMINATION DATE" has the meaning specified in Section 7.13.

          "DIRECTORS' PACKAGE" means all reports and information regarding CFSB and its Subsidiaries furnished to BSB's Board of Directors, excluding any information the disclosure of which would result in waiver of the attorney client privilege or the disclosure of which is prohibited by the Thrift Laws.

          "DISPOSITION" means any sale, lease, assignment, transfer or disposition of any Property of Borrower or a Controlled Company.

          "DOLLARS" and "$" mean lawful money of the United States of America.

          "ENVIRONMENTAL LAWS" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
     Section 6901 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Clean Water Act of 1977,

FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 5

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     33 U.S.C. Section 1251 ET SEQ., and the Toxic Substances Control Act, 15
     U.S.C. Section 2601 ET SEQ., as such laws, regulations, and requirements may be amended or supplemented from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

          "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as CFSB or is under common control (within the meaning of Section 414(c) of the Code) with CFSB.

          "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

          "FAIL LOAN BALANCE" means the sum of all amounts owed by the obligors pursuant to the Loan Documents.

          "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

          "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

          "FORBEARANCE LETTER" means that certain letter dated the Organization Date from the Federal Home Loan Bank Board to Borrower granting certain forbearances with respect to CFSB and BSB.

          "FSLIC" means the Federal Savings and Loan Insurance Corporation (or any successor).

          "FSLIC WARRANT" means the asserted right of the FSLIC to acquire an interest in BSB as agreed at the time it was acquired by CFSB, as evidenced by that certain Warrant No. W-1, dated December 22, 1988, issued by BSB to the FSLIC. CFSB is contesting FSLIC's assertion of rights and nothing in this Agreement or any documents or instruments delivered pursuant hereto shall constitute an admission that FSLIC has any rights under the FSLIC Warrant or the FSLIC Warrant Agreement.

          "FSLIC WARRANT AGREEMENT" means that certain Warrant Agreement dated the Organization Date, between BSB and the FSLIC.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are

FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 6
     comparable in all material respects to those accounting principles applied in a preceding period.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity or agency exercising executive, legislative, judicial, regulatory, supervisory, or other administrative functions of or pertaining to government.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "IMMEDIATE FAMILY" means, with respect to any Person (whether by full or half-blood or by adoption):

          (i) the spouse, father, mother, children, brothers, and sisters of such Person;

         (ii) the father, mother, brothers and sisters of such Person's spouse; and

        (iii) the spouses and children of the children, brothers and sisters of such Person and such Person's spouse.

          "INSURED DEPOSITORY INSTITUTION" has the meaning specified in Section 3(c)(2) of the Federal Deposit Insurance Act, as amended.

          "LIEN" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

          "LOAN" means, collectively, the SWL Loan and the CFLIC Loan which, as of the date hereof, have an aggregate outstanding principal balance of Forty Million Three Hundred Eighteen Thousand Seven Hundred Fifty Four and no/100 Dollars ($40,318,754.00).


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

          "LOAN BALANCE" means the sum of the CFSB Loan Balance and the Fail Loan Balance.

          "LOAN DOCUMENTS" means, as of any time, this Agreement and all promissory notes, pledge agreements, assignments, security agreements, guaranties, the BSB Agreement, and other instruments, documents, and agreements in effect at such time which have been executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

          "MATERIAL ACQUISITION" means an Acquisition by Borrower or any Controlled Company the consideration for which (i) equals or exceeds ten percent (10%) of Net Worth of CFSB, or (ii) when aggregated with all Acquisitions completed by Borrower and the Controlled Companies in the preceding twenty-four (24) months, would equal or exceed thirty percent (30%) of Net Worth of CFSB. Normal Investment Activity of BSB shall not be a Material Acquisition.

          "MATERIAL ADVERSE EFFECT" means any material and adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, results of operations, capitalization, liquidity, or Properties of Borrower and the Controlled Companies taken as a whole, (ii) the value of the Collateral, (iii) the ability of Borrower to pay and perform the Obligations, or (iv) the validity, enforceability, or binding effect of any of the Loan Documents; PROVIDED, that no Material Adverse Effect shall be deemed to exist as a result of (a) restrictions imposed by the OTS, or by the Thrift Laws, or by the Capital Maintenance Agreement upon the declaration or payment of dividends by BSB, (b) any action taken by the FDIC or RTC on the basis of the Assistance Agreement other than as a result of a default thereunder by CFSB or BSB, or (c) the effects of any of the foregoing.

          "MATERIAL CONTRACTS" means, as to Borrower or any Material Subsidiary (and, for purposes of Section 10.19 hereof, the New Holding Company), any supply, purchase, service, employment, tax, indemnity, management, governmental assistance, employee benefit, or other agreement which by its terms provides for fixed payments by or to Borrower or any of the Material Subsidiaries (or, where applicable, the New Holding Company) during any fiscal year of CFSB (or, where applicable, the New Holding Company) in an amount in excess of $1,000,000, as the same shall be amended, modified, or supplemented from time to time. Contracts related solely to Normal Investment Activity of BSB shall not be Material Contracts. Without limiting the generality of the preceding sentence, the agreements and instruments identified on Schedule 5 hereto shall constitute Material Contracts of Borrower.

          "MATERIAL DISPOSITION" means a Disposition by Borrower or any Controlled Company (other than dispositions of covered Assets) with respect to which the net value of the Property subject to the Disposition (i) equals or exceeds ten percent (10%) of Net Worth of CFSB, or (ii) when aggregated with the value of all Property subject to all

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

     Dispositions by Borrower or the Controlled Companies completed in the preceding twenty-four (24) months would equal or exceed thirty percent (30%) of Net Worth of CFSB. The disposition of Property of BSB acquired by BSB as part of Normal Investment Activity shall not be a Material Disposition. Material Disposition shall not include a dividend declared in respect of the Capital Stock of CFSB or its Subsidiaries, or any Disposition by CFSB or its Subsidiaries to Lender in connection with the Loan Documents or the CFSB Loan Documents.

          "MATERIAL SUBSIDIARY" means each of BSB and CFSB and, as at the date of determination (i) any direct or indirect Subsidiary of CFSB that has revenues or operating income in excess of five percent (5%) of the consolidated revenues or operating income of CFSB and its consolidated Subsidiaries in the most recent fiscal quarter of CFSB, or (ii) any other direct or indirect Subsidiary of CFSB that has assets in excess of five percent (5%) of the consolidated assets of CFSB and its consolidated Subsidiaries as of the end of the most recent fiscal quarter of CFSB.

          "MATURITY DATE" means December 31, 1999.

          "MAXIMUM RATE" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 5069 - 1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law..

          "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
     Section 3(37) of ERISA to which contributions have been made by any Controlled Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NET WORTH" means the shareholder's equity of a Person determined in accordance with GAAP.

          "NORMAL INVESTMENT ACTIVITY" means any investments which can be made by BSB pursuant to the authority of Subsection (1), Subsection (2), subparts (A), (B), (D), and Subsection (3) of Section 5(c) of the Home Owners' Loan Act, as amended, 12 U.S.C. Section 1464(c), without approval of the OTS or FDIC.

          "NOTE" means the promissory note of Borrower payable to the order of Lender in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof.

          "OBLIGATED PARTY" means any Person that assumes or is or becomes party to any agreement that Guarantees, assures, or secures payment and performance of the Obligations or any part thereof.


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

          "OBLIGATIONS" means all present and future obligations, indebtedness, and liabilities of Borrower to Lender pursuant to this Agreement, the Note, and the other Loan Documents, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

          "ORGANIZATION DATE" means December 22, 1988.


          "OTS" means the Office of Thrift Supervision of the United States Department of the Treasury (or any successor), the director of the same and any of such director's authorized agents, as the context requires.

          "PAYMENT DATE" means (i) each March 1, June 1, September 1, and December 1 on or prior to the Maturity Date, commencing September 1, 1994, and (ii) the Maturity Date.

          "PERMITTED LIENS" means the following types of Liens:

               (a)  Liens disclosed on Schedule 1 hereto;

               (b)  Liens in favor of the Lender pursuant to the Debt Documents;

               (c) Encumbrances consisting of minor easements, zoning restrictions, and other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of Borrower or the Controlled Companies of Borrower to use such Property in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

              (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established as and to the extent required by GAAP;

               (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens incurred in the ordinary course of business securing obligations that (x) are not yet due or (y) are being contested in good faith and for which adequate reserves have been established as and to the extent required by GAAP;

               (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt) in the ordinary course of business;

               (g) With respect to Capital Stock of BSB and CFSB, Permitted Stock Exceptions;

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

               (h) Pledges of BSB assets by BSB in connection with Normal Investment Activity; and

               (i) Liens on real estate acquired by BSB by foreclosure or deed-in-lieu of foreclosure.

          "PERMITTED STOCK EXCEPTIONS" means the following:

               (i)  the Capital Maintenance Agreement and the Proxy;

              (ii) the "change of control" requirements contained in the Thrift Laws;

             (iii)  the Security Agreement; and

              (iv)  the Pledge Agreement.

          "PERMITTED TRUSTEES" means Borrower, Emily Stone Fail, David R. Baker, and William Naylor Stone, or other trustees approved by Lender, such consent not to be unreasonably withheld.

          "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

          "PLAN" means any employee benefit or other plan established or maintained by any Controlled Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "PLEDGE AGREEMENT" means the First Amended and Restated Pledge Agreement executed by Borrower in favor of Lender in substantially the form of Exhibit "B" hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "POTENTIAL DEFAULT" means any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

          "PROPERTY" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

          "PROXY" means that certain Irrevocable Proxy dated the Organization Date, granted by CFSB to the Executive Director of the FSLIC pursuant to the Capital Maintenance Agreement.

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

          "REGULATORY AUTHORITY" means the OTS, the FDIC, the Office of the Comptroller of the Currency, the Federal Reserve Bank, the Department of the Treasury or any other agency or authority charged with the regulation of financial institutions.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

          "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

          "RTC" means the Resolution Trust Corporation (or any successor).

          "SECURITY AGREEMENT" means that certain First Amended and Restated Security Agreement executed by CFSB in favor of Lender in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented, or modified from time to time.

          "SUBSIDIARY" means, with respect to any Person, any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "THRIFT LAWS" means Title 12 of U.S.C. and the Code of Federal Regulations to the extent applicable and all other present and future regulations and official actions of the OTS, FDIC, Office of the Comptroller of the Currency, Federal Reserve Bank, and Department of the Treasury or any agency thereof that are applicable to CFSB, BSB, and their Affiliates.

          "UCC" means the Uniform Commercial Code as adopted by the State of Texas.

     Section 1.2. OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.


FIRST AMENDED AND
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

                                   ARTICLE 11

                                      LOAN

          Section 2.1. LOAN. The Loan has previously been fully advanced to Borrower. Borrower may not reborrow under the Loan. Lender has no obligation to make any further advances under the Loan.

          Section 2.2. NOTE. The obligation of Borrower to repay the Loan and interest thereon shall be evidenced by the Note executed by Borrower, payable to the order of Lender, in the principal amount of $40,318,754.00 and dated the Agreement Date. Upon execution and delivery of the Note, Lender shall deliver the original SWL Note and the original CFLIC Note to Borrower, each marked "cancelled."

          Section 2.3. REPAYMENT OF LOAN. The balance of the Loan shall be due and payable on the dates and in the amounts set forth in the Note. Lender shall have no obligation to and it is not the expectation or intention of Borrower that Lender will renew, extend, or restructure the Loan or interest thereon at the Maturity Date.

          Section 2.4. INTEREST. The outstanding principal of the Loan shall bear interest prior to maturity at a rate per annum equal to the lesser of (a) the Maximum Rate, or (b) the Contract Rate. All past due principal of the Loan and, to the extent permitted by law, accrued but unpaid interest, shall bear interest at the Default Rate.

          Section 2.5. EXPENSES. Contemporaneously with the execution of this Agreement, Borrower shall pay to Lender all reasonable closing costs and expenses of Lender in connection with the negotiation and preparation of this Agreement.

          Section 2.6. USE OF LOAN. The proceeds of the Loan have been and shall continue to be used by Borrower only for the following:

               (i)  to repay indebtedness of Borrower to Lender; and

              (ii)  such other uses as are approved by Lender.


                                   ARTICLE III

                                    PAYMENTS

          Section 3.1. METHOD OF PAYMENT. Subject to the terms of the Collection and Payment Agreement, all payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Note, and the other Loan Documents shall be made to Lender at the address of Lender set forth on the signature pages hereof, or in any bank account or in any other manner designated in writing by Lender, without setoff,

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RESTATED LOAN AGREEMENT - Page 13
deduction, or counterclaim, in Dollars and in immediately available funds, not later than 2:00 p.m. Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to the terms of the Collection and Payment Agreement and the other Loan Documents, Borrower shall, at the time of making each such payment, specify to Lender the sums payable by Borrower under this Agreement, the Note, or any other Loan Document to which such payment is to be applied (and in the event that Borrower fails to so specify, Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement, the Note, or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

     Section 3.2. COMPUTATION OF INTEREST. Interest on the outstanding principal of the Loan shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

     Section 3.3. VOLUNTARY PREPAYMENT. Subject to the terms of the Collection and Payment Agreement, and provided that CFSB makes a prorata prepayment on the loan evidenced by the CFSB Loan Documents, Borrower may prepay the Loan in whole at any time or in part from time to time, without premium or penalty, but with accrued interest to the date of prepayment on the amount so prepaid. All prepayments shall be applied to payments due on the Loan in inverse order of maturity. In the event Borrower shall from time to time prepay more than $500,000 of the principal of the Loan, upon the request of Borrower, provided there is no outstanding Event of Default or Potential Default, Lender agrees to adjust the quarterly payments on the Loan to amortize the unpaid principal balance of the Loan over the remaining term of the Loan at the Contract Rate pursuant to amendments to the Loan Documents in form and substance satisfactory to Lender.


                                   ARTICLE IV

                                    SECURITY

          Section 4.1. COLLATERAL. Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the Property described in such documents (which, together with any other Property which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "COLLATERAL"):

               (a)  the Security Agreement;

               (b)  the Pledge Agreement; and



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

               (c) such further documents and instruments including, without limitation, UCC financing statements, as Lender in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.

          Section 4.2. SETOFF. If any Event of Default shall have occurred and be continuing and the Obligations shall be due and payable in full (whether at stated maturity, by acceleration or otherwise), Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower, any and all sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other Property of Borrower now or hereafter in the possession or control of Lender. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     The effectiveness of this Agreement is subject to the condition precedent that Lender shall have received on or before the date hereof all of the following, in form and substance satisfactory to Lender, and, in the case of any actions required to be taken, evidence satisfactory in form and substance to Lender that the following actions have been taken:

          (a) CERTIFICATE of BSB. A certificate of the Secretary or an Assistant Secretary of BSB certifying that neither the federal charter nor the bylaws of BSB have been amended, modified or revoked since January 25, 1993;

          (b)  NOTE.  The Note executed by Borrower;

          (c)  PLEDGE AGREEMENT.  The Pledge Agreement executed by Borrower;

          (d) COLLECTION AND PAYMENT AGREEMENT. The Collection and Payment Agreement executed by Borrower, CFSB and BSB;

          (e)  SECURITY AGREEMENT.  The Security Agreement executed by CFSB;

          (f)  BSB AGREEMENT.  The BSB Agreement executed by BSB;

          (g)  CFSB LOAN DOCUMENTS.  The CFSB Loan Documents and evidence that
     (i) the execution, delivery, and performance of the CFSB Loan Documents have been duly authorized and approved by CFSB, the CFSB Loan Documents shall have been duly executed and delivered by CFSB, and the CFSB Loan Documents shall be in full force and effect; (ii) there shall have been no amendment or other modification of the CFSB Loan Documents without the prior written consent of Lender; and (iii) all conditions

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

     precedent to the obligations of Lender and CFSB under the CFSB Loan Agreements shall have been fulfilled;

          (h) COLLATERAL ACCOUNT AGREEMENT. The Collateral Account Agreement executed by CFSB and the Collateral Account Bank;

          (i) FINANCING STATEMENTS. Uniform Commercial Code financing statements executed by Borrower and CFSB covering the Collateral;

          (j) STOCK CERTIFICATES. Lender shall have in its possession the stock certificates evidencing all of the issued and outstanding Capital Stock of CFSB, together with stock powers duly executed in blank by Borrower;

          (k) CERTIFICATE OF NO ORAL AGREEMENTS. A certificate executed by Borrower, CFSB, and BSB stating that there are no oral agreements among Borrower, CFSB, BSB, and Lender with respect to the Debt Documents or the transactions contemplated thereby;

          (l) OPINION OF COUNSEL. A favorable opinion of Arnold & Porter, legal counsel to Borrower and CFSB, PROVIDED, however, Lender will accept the opinion of Kevin J. Funnell, Esq., as to certain matters governed by the laws of and/or performable in Texas, both such opinions to be in form as set forth in Exhibit "G" hereto, and such other matters as Lender may reasonably request;

          (m) BORROWER INSTRUCTION LETTER. A letter in form acceptable to Lender executed by Borrower directing CFSB to pay all dividends and make all distributions in respect of the Capital Stock of CFSB owned by Borrower directly to Lender;

          (n) CFSB INSTRUCTION LETTER. A letter in form acceptable to Lender directing BSB to pay directly into the Collateral Account all cash dividends and cash distributions on the Capital Stock of BSB owned by CFSB;

          (o) ADDITIONAL DOCUMENTATION. Lender shall have received such additional approvals or documents as Lender or its legal counsel. Winstead Sechrest & Minick P.C., may reasonably request.




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

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as set forth below, PROVIDED, however, for the purposes of this Article VI, BSB shall not be considered a Controlled Company, a Material Subsidiary, or a Subsidiary.

          Section 6.1. CORPORATE EXISTENCE. (a) Each of the Material Subsidiaries is a corporation (or, in the case of BSB, a federal savings bank) duly incorporated or organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) each of the Material Subsidiaries has all requisite corporate power and authority to own its Property and carry on its business as now being or as proposed to be conducted; and (c) each of the Material Subsidiaries is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Borrower has the power and authority to execute, deliver, and perform his obligations under this Agreement and the other Loan Documents to which he is or may become a party.

          Section 6.2. FINANCIAL STATEMENTS. Borrower has delivered to Lender unaudited financial statements of CFSB dated October 31, 1994, audited consolidated financial statements of CFSB and its Subsidiaries as at and for the fiscal year ended September 30, 1993, and unaudited consolidated financial statements of BSB and its Subsidiaries for the one (1)-month period ended November 30, 1994. The financial statements of Borrower accurately reflect the financial condition of Borrower, and there has been no material change in the financial condition of Borrower since the date of such financial statements. In respect of the financial statements of CFSB dated as of September 30, 1993 and for the fiscal year then ended, matters reflected in the financial statements as of October 31, 1994 and for the twelve (12) months then ended, such financial statements fairly present on a consolidated basis the financial condition of CFSB and its Subsidiaries and BSB and its Subsidiaries, as applicable, as of the respective dates indicated therein and the results of their operations for the respective periods indicated therein in accordance with GAAP (except as may be noted in the notes thereto and, in respect of the unaudited financial statements, subject to normal year-end adjustments and the absence of footnotes). Neither Borrower nor any of the Controlled Companies has any contingent liabilities, liabilities for taxes, forward or long-term commitments, or anticipated losses from any unfavorable commitments that are not reflected in such financial statements or the notes thereto, are of a nature required under GAAP to be reflected in such financial statements or the notes thereto, or are material to Borrower and the Controlled Companies taken as a whole. Since January 25, 1993, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect except as may have been specifically disclosed in a Directors' Package delivered to Lender or publicly in the print and/or telecommunications media.

          Section 6.3. NO BREACH. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party do not and will not violate or conflict any law, rule, or regulation or any order, writ, injunction, or

FIRST AMENDED AND
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

decree of any Governmental Authority or arbitrator binding on Borrower or any of his Properties, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in Article IV) upon any of the revenues or Property of Borrower or any Material Subsidiaries pursuant to the provisions of any Material Contract identified on Schedule 5 hereto.

          Section 6.4.  OPERATION OF BUSINESS.  Except as disclosed on
Schedule 10 hereto, Borrower and, to the best of his knowledge, each of the Controlled Companies, possess all licenses, authorizations, governmental approvals, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, that are necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor to the best of his knowledge, any of the Controlled Companies is in violation of any valid rights of others with respect to any of the foregoing, except where the failure to possess any of the foregoing or its conflict with the rights of others would not have a Material Adverse Effect.
BSB is an Insured Depository Institution.

          Section 6.5.  LITIGATION AND JUDGMENTS.  Except as disclosed on
Schedule 2 hereto, Borrower is not aware of any action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against Borrower or any of the Controlled Companies or any of their respective Properties, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Borrower or any of the Controlled Companies the enforcement of which would have a Material Adverse Effect.

          Section 6.6. RIGHTS IN PROPERTIES; LIENS. Borrower has, and to the best of Borrower's knowledge each of the Controlled Companies has, good and indefeasible title to or valid leasehold interests in its respective Properties that are material to Borrower and the Controlled Companies taken as a whole, including all such Properties reflected in the financial statements as of October 31, 1994, described in Section 6.2 (other than any Properties disposed of in the ordinary course of business), and none of such Properties is subject to any Lien, except Permitted Liens; PROVIDED, however, that no representation or warranty is made in this Section with respect to any Covered Asset or any asset of BSB identified as "real estate owned".

          Section 6.7. ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by
(a) bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights, including, without limitation, the rights of creditors of Insured Depository Institutions and their holding companies, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) the ability of the OTS or the FDIC under certain circumstances to issue cease and desist orders to preclude the taking of actions that are unsafe or unsound or to require the taking of action to correct conditions resulting from any unsafe or unsound action.

          Section 6.8. APPROVALS. Except for authorizations, approvals, and consents that were validly obtained and are in full force and effect, no authorization, approval, or consent of, and

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no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

     Section 6.9. DEBT. Borrower and the Controlled Companies have no Debt, except as disclosed in the financial statements referred to in Section 6.2 or on
Schedule 3 hereto.

     Section 6.10. TAXES. To the best of Borrower's knowledge, Borrower and the Controlled Companies have filed all tax returns (federal, state, and local) required to be filed by them for all periods since the Organization Date, including all income, franchise, employment, Property, and sales tax returns, and have paid or fully reserved for all of their respective liabilities for taxes, assessments, governmental charges, and other levies shown as due on such returns, and Borrower knows of no pending investigation of Borrower or any of the Controlled Companies by any taxing authority or of any pending but unassessed tax liability of Borrower or any of the Controlled Companies; provided, however, no representation or warranty is made with respect to ad valorem taxes pertaining to any Covered Asset or the assets of any Controlled Company the investment in which is a Covered Asset.

     Section 6.11. USE OF PROCEEDS; MARGIN SECURITIES. Neither Borrower nor any Controlled Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the Loan has been or will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 6.12. ERISA. Except as disclosed on Schedule 8 hereto, to the best of Borrower's knowledge, (a) Borrower and each Controlled Company are in compliance in all material respects with all applicable provisions of ERISA, (b) neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan, (c) no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated, (d) no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings,
(e) neither CFSB nor any ERISA Affiliate is currently in or has completely or partially withdrawn from a Multiemployer Plan, (f) CFSB and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA, and (g) neither CFSB nor any ERISA Affiliate has incurred any unsatisfied liability to the PBGC under ERISA.

     Section 6.13. DISCLOSURE. No statement, information, report, representation, or warranty made by Borrower in this Agreement or in any other Loan Document contains any untrue statement of a material fact. There is no fact known to Borrower which has a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect, that has not

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been disclosed in writing to Lender, or publicly in the print and/or telecommunications media and except for the possible effect of change of control provisions contained in employment contracts of officers of BSB.

     Section 6.14. OTHER AGREEMENTS. Except as disclosed in Schedule 9 hereto, neither Borrower nor any Controlled Company is a party to any indenture, loan, note purchase, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction (other than the Capital Maintenance Agreement and the Thrift Laws) which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 9 hereto, neither Borrower nor any Controlled Company is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to his or its business to which he or it is a party, except for defaults (if any) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 6.15. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 10 hereto, neither Borrower, nor to the best of his knowledge any of the Controlled Companies, is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, except for instances of noncompliance (if any) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 6.16. INVESTMENT COMPANY ACT. Neither CFSB nor any Controlled Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.17. PUBLIC UTILITY HOLDING COMPANY ACT. CFSB is not a "holding company" or a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.18. MATERIAL CONTRACTS. Each of the Material Contracts identified on Schedule 5 hereto is in full force and effect and none of the provisions thereof have been amended, modified, or waived in any respect that could reasonably be expected to have a Material Adverse Effect; PROVIDED that Borrower makes no representation or warranty with respect to the Forbearance Letter. There is no breach or violation of or default by Borrower or any Controlled Companies or, to the knowledge of Borrower, by any other party under any Material Contract that could reasonably be expected to have a Material Adverse Effect. Borrower has no knowledge or reason to believe that any Material Contract identified on Schedule 5 hereto is not enforceable by CFSB or BSB in accordance with its terms; PROVIDED, that the enforceability of each Material Contract identified on Schedule 5 hereto may be limited by (a) bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights; (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (c) the ability of the OTS or the FDIC under certain circumstances to issue cease and desist orders to preclude the taking of actions that are unsafe or unsound or to require the taking of action to correct conditions resulting from any


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unsafe or unsound action; PROVIDED, further, that Borrower makes no representation or warranty with respect to the Forbearance Letter.

     Section 6.19. ENVIRONMENTAL MATTERS. (a) Except as disclosed on Schedule 6 hereto and except where the matters referred to in clauses (i) through (iii) below in the aggregate could not reasonably be expected to have a Material Adverse Effect and without having undertaken any independent investigation:

          (i) Borrower is not aware of any failure by Borrower or any Controlled Company to comply with any Environmental Law or of any liability of Borrower or any Controlled Company under any Environmental Law.

         (ii) To the best of Borrower's knowledge, Borrower and each Controlled Company hold all permits, licenses, and authorizations which are required under Environmental Laws.

        (iii) To the best of Borrower's knowledge, there is no action, suit, proceeding or inquiry before any Governmental Authority pending or threatened against Borrower or any Controlled Company relating in any way to any Environmental Law. Since the Organization Date, neither Borrower nor any Controlled Company has (a) received any request for information from any Governmental Authority responsible for administering or evaluating compliance with Environmental Laws with respect to the condition, use, or operation of any of its Properties, or (b) received any notice from any Governmental Authority or other Person with respect to any violation of or liability under any Environmental Law.

     (b) To the best of Borrower's knowledge, no Lien arising under or in connection with any Environmental Law has attached to any of the Properties of Borrower or any Controlled Company.

          Section 6.20.   CAPITALIZATION.

               (a) The authorized Capital Stock of CFSB consists of 80,000 shares of common stock, par value $0.01 per share, of which 2,400 shares are issued and outstanding. Borrower owns 100% of the issued and outstanding Capital Stock of CFSB. All of the outstanding Capital Stock of CFSB has been validly issued, is fully paid, and is nonassessable.

               (b) The authorized Capital Stock of BSB consists of (i) 10,000,000 shares of common stock, $0.01 par value per share, of which 480,000 shares are issued and outstanding as of the Agreement Date, and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share, 600,000 of which are designated BSB

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          Series A Preferred Stock, all of which are issued and outstanding.
          CFSB owns 100% of the issued and outstanding common stock and 580,000 shares of the preferred stock of BSB. All of the outstanding Capital Stock of BSB has been validly issued, is fully paid, and is nonassessable.

               (c) There are no existing subscriptions, options, warrants, calls, or rights (including preemptive rights) issued by CFSB or BSB to acquire, and no existing Debt, securities, or other instruments convertible into or exchangeable for, Capital Stock of CFSB or BSB, except for the FSLIC Warrant, and as provided in the Capital Maintenance Agreement.

               (d) Borrower has no Controlled Companies other than those listed on Schedule 4 hereto, and Schedule 4 sets forth the jurisdiction of incorporation of each Controlled Company and the percentage of Borrower's ownership of the outstanding voting stock of each Controlled Company (on a fully diluted basis).

     Section 6.21. INSIDER DEBT. Except as set forth on Schedule 7, neither Borrower nor any member of his Immediate Family is indebted to CFSB or any of its Material Subsidiaries.

     Section 6.22. NO SENSITIVE TRANSACTIONS. Neither Borrower, the Material Subsidiaries, nor to the best of Borrower's knowledge any stockholder, director, officer, employee, or agent of any Material Subsidiary has directly or indirectly used funds or other Property of CFSB or any Material Subsidiary for
(i) illegal contributions, gifts, entertainment, or other expenses relating to political activities; (ii) payments to or for the benefit of governmental officials or employees other than payments required or permitted by law; (iii) illegal payments to or for the benefit of any Person or any stockholder, director, officer, employee, agent, or representative thereof; (iv) the illegal establishment or maintenance of any secret or unrecorded fund; or (v) illegal payments to or for the benefit of Borrower or any member of his Immediate Family.

                                   ARTICLE VII

                               POSITIVE COVENANTS

          Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, Borrower will perform and observe, and, where applicable, cause each Controlled Company to perform and observe, the following positive covenants, unless Lender shall otherwise consent in writing:

          Section 7.1.  REPORTING REQUIREMENTS.  Borrower will furnish to
Lender:

               (a) ANNUAL FINANCIAL STATEMENTS. Within thirty (30) days after filing his personal income tax return each calendar year, a list of all material assets and material liabilities (including contingent liabilities) of Borrower as of December 31 of such calendar year and a statement of the sources of material income and material expenses of Borrower for the previous calendar year. Each such statement shall be certified by

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          Borrower as true, correct and complete in all respects.  As soon as available after the end of each fiscal year of CFSB, beginning with the fiscal year ending September 30, 1994, (i) a copy of the annual audit report of CFSB and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of stockholder's equity, and statements of cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case prepared in accordance with GAAP and setting forth in comparative form the figures for the preceding fiscal year, all audited and certified by Deloitte & Touche or other independent certified public accountants of recognized standing, and (ii) a certificate of such independent certified public accountants to Lender
          (A) stating that to their knowledge no Event of Default or Potential Default has occurred and is continuing, or if in their opinion an Event of Default or Potential Default has occurred and is continuing, a statement as to the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

               (b) QUARTERLY FINANCIAL STATEMENTS. Within thirty (30) days after the last day of each of the first three (3) calendar quarters of each year, a list of all material assets and material liabilities (including contingent liabilities) of Borrower as of the last day of each such calendar quarter and a statement of the sources of material income and material expenses of Borrower for such quarter. Each such statement shall be certified by Borrower as true, correct and complete in all respects.

               (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each calendar month, a copy of an unaudited financial report of CFSB and BSB as of the end of such calendar month and for the portion of the fiscal year then ended, containing, on an unconsolidated equity accounting basis, balance sheets, statements of income, statements of stockholder's equity, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by a duly authorized officer of CFSB or BSB, as appropriate, to have been prepared and to fairly present in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes) the financial condition and results of operations of CFSB or BSB, as appropriate, on an unconsolidated equity accounting basis. at the dates and for the periods indicated therein;

               (d) REGULATORY FILINGS. Promptly after the filing thereof, to the extent not prohibited by applicable law, copies of all Thrift Financial Reports, and requests for approvals or waivers filed by CFSB and its Subsidiaries with the FDIC or the OTS, except those relating to Covered Assets.

               (e) CERTIFICATE OF NO DEFAULT. Concurrently with the delivery of each of the financial statements referred to in subsections 7.1 (a) and 7.1 (b), a certificate of Borrower (i) stating that to the best of Borrower's knowledge, no Event of Default or Potential Default has occurred and is continuing, or if an Event of Default or Potential Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail


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          calculations for the matters set forth in Sections 9.1 (o), 9.1 (q)
          (calculated  quarterly), 9.1 (v), and 9.1 (w);

               (f) MANAGEMENT LETTERS. Promptly upon receipt thereof, a copy of each management letter submitted to Borrower or CFSB by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, capitalization, liquidity, or Properties of CFSB or any of the Material Subsidiaries;

               (g) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator of which Borrower has knowledge, commenced against Borrower, CFSB or any Controlled Company which, if determined adversely, could reasonably be expected to have a Material Adverse Effect;

               (h) NOTICE OF DEFAULT. As soon as possible and in any event within five (5) days after Borrower has obtained knowledge of the occurrence of any Event of Default or Potential Default, a written notice setting forth the details of such Event of Default or Potential Default and the action that Borrower has taken and proposes to take with respect thereto;

               (i) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section;

               (j) NOTICE OF ENVIRONMENTAL LAW VIOLATION. As soon as possible and in any event within five (5) days after obtaining knowledge of the occurrence thereof, written notice of any violation by Borrower or any Controlled Company of any Environmental Law that Borrower or any Controlled Company reports to, or is notified of by, any Governmental Authority;

               (k) NOTICE OF MATERIAL ADVERSE EFFECT. As soon as possible and in any event within five (5) days after obtaining knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect; and

               (l) GENERAL INFORMATION. Promptly, and to the extent permitted by applicable law, such other information concerning the financial condition or business activities of Borrower as Lender may from time to time reasonably request.

          Section 7.2. PAYMENT OF NOTE AND MAINTENANCE OF OFFICE. Borrower shall punctually cause to be paid the principal and interest to become due in respect of the Note according to the terms thereof and hereof and shall maintain an office where notices, presentations, and demands in respect of this Agreement and the Note may be made upon him.


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          Section 7.3.  CONDUCT OF BUSINESS.  Borrower will and will cause each
Controlled Company to preserve and maintain all of their respective leases, privileges, licenses, permits, governmental authorizations, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of their respective businesses, and conduct their respective businesses in an orderly and efficient manner in accordance with good business practices.

          Section 7.4. MAINTENANCE OF PROPERTIES. Borrower will maintain, keep, and preserve all of his material Properties necessary or useful in the proper conduct of his business in reasonable working order and condition (ordinary wear and tear excepted).

          Section 7.5. TAXES AND CLAIMS. Borrower and each Controlled Company will pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on any of them or any of their respective incomes, profits or Properties, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of their respective Properties; PROVIDED, however, that neither Borrower nor any Controlled Company shall be required to pay or discharge any tax, levy, assessment, or governmental charge or claim that is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established as and to the extent required by GAAP.

          Section 7.6. INSURANCE. Borrower and each Controlled Company will maintain with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on their Properties and businesses or maintain a program of self insurance at least in such amounts and against such risks (with such deductibles) as are usually insured or self insured against by Persons engaged in similar businesses in similar locations.

          Section 7.7. INSPECTION RIGHTS. At any reasonable time and from time to time and to the extent permitted by applicable law, Borrower will permit representatives of Lender to examine and make copies of the books and records of, and visit and inspect the Properties of Borrower and the Controlled Companies, and to discuss the business, operations, and financial condition of Borrower with Borrower and the Controlled Companies and with Borrower's and the Controlled Companies' independent certified public accountants.

          Section 7.8. KEEPING BOOKS AND RECORDS. Borrower and the Controlled Companies will maintain proper books of record and account in reasonable detail that accurately and fairly reflect their transactions.

          Section 7.9. COMPLIANCE WITH LAWS. Borrower will comply in all material respects with all applicable laws, rules, regulations, and orders of any Governmental Authority or arbitrator, including, without limitation, all applicable Thrift Laws, except for instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 7.10. COMPLIANCE WITH AGREEMENTS. Borrower and the Controlled Companies will comply in all material respects with all agreements, contracts, and instruments binding on

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

any of them or affecting any of their respective Properties or businesses, including, without limitation, all Material Contracts to which any of them is a party, except for instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 7.11. FURTHER ASSURANCES. Borrower will execute and deliver such agreements and further instruments as may be deemed necessary or desirable by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect Lender's Liens in the Collateral.

          Section 7.12. ERISA. Borrower shall cause the Controlled Companies to comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

          Section 7.13. DIVIDEND REQUEST. If on the date (the "Determination Date") which is forty-five (45) days prior to each Payment Date, Borrower does not have cash in an amount necessary to pay (i) the payment next due on the Loan, and (ii) all other obligations of Borrower which are due and payable in the period from the Determination Date to the Payment Date, then at least thirty
(30) days prior to such Payment Date, Borrower shall, to the extent not prohibited by applicable law and consistent with the responsibilities of the directors of BSB as directors of an Insured Depository Institution, cause BSB to take such action as may be necessary and appropriate pursuant to 12 C.F.R.
Section 563.134 to permit BSB to make a capital distribution (as therein defined) to CFSB in an amount necessary to make the payment next due on the Loan, and shall cause CFSB to distribute such amount to Borrower.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, Borrower will perform and observe, and, where applicable, will cause each Controlled Company to perform and observe, the following negative covenants, unless Lender shall otherwise consent in writing:

          Section 8.1. DEBT. Borrower and the Controlled Companies will not incur, create, assume, or permit to exist any Debt except: (a) Debt to Lender,
(b) Existing Debt described on Schedule 3 hereto, and (c) such Debt of BSB as is necessary and prudent in the ordinary course of business of BSB.

          Section 8.2. LIMITATION ON LIENS. Neither Borrower nor any Controlled Company will incur, create, assume, or permit to exist any Lien upon any of their respective Properties, except Permitted Liens.



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           Section 8.3.  MERGERS, RECAPITALIZATIONS, AND DISSOLUTIONS.  No
Controlled Company will become a party to a merger (except a merger of a Controlled Company effected in conjunction with an Acquisition which is not a Material Acquisition and where such Controlled Company is the surviving entity), consolidation, or recapitalization, or dissolve or liquidate. To the extent that any such approval or consent is required of CFSB as a shareholder of BSB, Borrower will not, and will not permit CFSB to, approve or give any consent to any merger, consolidation, or recapitalization of CFSB or BSB, respectively, or any sale of all or substantially all of the Property of CFSB or BSB, respectively, or the dissolution or liquidation of CFSB or BSB, respectively.

          Section 8.4. TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Controlled Company to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property or the rendering of any service, with any Affiliate of Borrower or any Controlled Company, except as not prohibited by the Thrift Laws and upon fair and reasonable terms no less favorable to Borrower than could generally be obtained in a comparable arm's-length transaction with a similarly situated Person not an Affiliate of Borrower or any Controlled Company.

          Section 8.5. DISPOSITION OF PROPERTY. Neither Borrower nor any Controlled Company shall make a Material Disposition.

          Section 8.6. PREPAYMENT OF DEBT. Borrower will not directly or indirectly prepay, repurchase, or redeem any Debt, except the Obligations.

          Section 8.7. MATERIAL CONTRACTS. Borrower will not permit any amendment, waiver, modification, termination, or cancellation of any provision of any Material Contract to which he is a party that would have a Material Adverse Effect (exclusive of any termination or cancellation that is not dependent on cause); PROVIDED, however, Borrower will not permit CFSB to agree to any amendment or modification of the Assistance Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld by Lender.

          Section 8.8. LIMITATION ON ISSUANCE OF CAPITAL STOCK. Except as permitted in accordance with Section 10.19 hereof, CFSB will not at any time issue, sell, assign, or otherwise dispose of (i) any of its Capital Stock, or any other interests, participations, rights or other equivalents (however designated), (ii) any securities exchangeable for or convertible into or carrying any rights to acquire any shares of any class of its Capital Stock, or
(iii) any options, warrants, or other rights to acquire any shares of any class of its Capital Stock.

          Section 8.9. MODIFICATION OF CORPORATE DOCUMENTS. Borrower will not amend, modify, or change the certificate of incorporation or bylaws of CFSB, or consent to the amendment or modification of the charter or bylaws of BSB, if such amendment, modification, or change could have a Material Adverse Effect.

          Section 8.10. ACCOUNTING CHANGES. Borrower will not make, and will not permit any of the Material Subsidiaries to make, any change in accounting treatment or reporting practices used

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
in connection with the preparation of the financial statements provided hereunder, except as required or permitted by GAAP or applicable law and disclosed to Lender.

          Section 8.11. GOLDEN PARACHUTES. Neither CFSB nor any other Controlled Company will enter into any agreement with any of their respective employees providing for any payment in the nature of compensation to or for the benefit of any such employee that is a "parachute payment" as such term is defined in Section 280(G) of the Code.

          Section 8.12. ACQUISITION OF PROPERTY. Neither Borrower nor any Controlled Company shall make a Material Acquisition.

                                   ARTICLE IX

                                     DEFAULT

        Section 9.1. EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

               (a) Borrower shall fail to pay when due any principal of or accrued and unpaid interest on the Loan and such failure shall continue unremedied for a period of five (5) calendar days; or Borrower shall fail to pay when due any other Obligation and such failure shall continue unremedied for a period of fifteen (15) calendar days after notice of such failure by Lender to Borrower.

               (b) Any representation or warranty made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made.

               (c) Borrower, CFSB, BSB, or any Obligated Party shall fail to perform, observe, or comply in any material respect with any covenant, agreement, or term contained in this Agreement or any other of the Loan Documents (exclusive of covenants to pay the Obligations).

               (d) Borrower, any Material Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.



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               (e)  An involuntary proceeding shall be commenced against
          Borrower, any Material Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

               (f) Borrower, any Material Subsidiary, or any Obligated Party shall fail to discharge or stay within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings (exclusive of any proceeding or proceedings to the extent covered by an indemnity of the FSLIC contained in the Assistance Agreement) involving an aggregate amount in excess of One Million Dollars ($1,000,000) against any of its Properties.

               (g) The final judgment or judgments (exclusive of any judgment in respect of any other judgment or judgments to the extent covered by an indemnity of the FSLIC contained in the Assistance Agreement) for the payment of money in excess of One Million Dollars ($1,000,000) in the aggregate shall be rendered by a court or courts against Borrower, any Material Subsidiary, or any Obligated Party and the same shall not be discharged (or provisions shall not be made for such discharge), or stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower, such Material Subsidiary, or Obligated Party shall not, within said period of thirty
          (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

               (h) Borrower, any Material Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) having an outstanding principal amount in excess of One Million Dollars ($1,000,000), or any event specified in any note. agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due, or to be prepaid, redeemed or purchased in full (whether by acceleration, mandatory prepayment, redemption, purchase or otherwise) prior to its stated maturity.

               (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Material Subsidiary, any Obligated Party or any of their respective shareholders, or Borrower, any Material Subsidiary, or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority Lien upon any of the Collateral purported to be covered thereby.

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               (j)  Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

               (k) Borrower, any Material Subsidiary, or any Obligated Party, or any of their Properties shall become subject to an order of forfeiture, seizure, or divestiture, whether under RICO or otherwise, (excluding the forfeiture, seizure or divestiture of Properties of a Material Subsidiary which have an aggregate value of One Million Dollars ($1,000,000) or less or taking pursuant to an eminent domain proceeding) and the same shall not have been discharged or stayed within thirty (30) days from the date of entry thereof.

               (l) Any event shall have occurred that could reasonably be expected to have a Material Adverse Effect.

               (m)    The occurrence of any Change of Control.

               (n) The occurrence of an "Event of Default," as that term is defined in the CFSB Loan Agreement.

               (o) BSB shall at any time fail to maintain the BSB Capital Minimum, or the Capital of BSB shall, at any time, be less than one hundred fifty percent (150%) of the Loan Balance.

               (p) The commencement of any enforcement action against CFSB or BSB by the OTS or the FDIC pursuant to any provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818, or the regulations promulgated thereunder, or the execution by CFSB or BSB of any agreement with the OTS or the FDIC a violation of which may be enforced under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818, or the regulations promulgated thereunder.

               (q) BSB shall at any time fail to maintain proper reserves for Criticized Assets under GAAP, or, after such reserves have been established, the Criticized Assets


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

          (exclusive of Covered Assets) in the "Loss" and "Doubtful" categories exceed twenty percent (20%) of Capital of BSB.

               (r) BSB shall at any time fail to be an Insured Depository Institution.

               (s) Any Controlled Company shall have entered into an agreement with any of its employees providing for any payment in the nature of compensation to or for the benefit of such employee that is a "parachute payment" as such term is defined in Section 280(G) of the Code.

               (t) Except as permitted hereunder, CFSB, any Controlled Company, or BSB or any of its subsidiaries shall have made on or after the Agreement Date a loan or other extension of credit to or for the benefit of Borrower, any member of the Immediate Family of Borrower, or any Affiliate of Borrower, other than a Controlled Company.

               (u) BSB shall, except pursuant to the FSLIC Warrant, at any time issue, sell, assign, or otherwise dispose of (i) any of its Capital Stock, or any other interests, participations, rights or other equivalents (however designated), (ii) any securities exchangeable for or convertible into or carrying any rights to acquire any shares of any class of its Capital Stock, or (iii) any options, warrants, or other rights to acquire any shares of any class of its Capital Stock.

               (v) If, at a time the Capital of BSB is equal to or less than two hundred percent (200%) of the Loan Balance, the net income of BSB determined pursuant to GAAP for the prior four quarters shall be less than one hundred forty percent (140%) of the Aggregate Debt Service for the forthcoming four quarters.

               (w) If, at any time the Capital of BSB is greater than two hundred percent (200%) of the Loan Balance, the net income of BSB determined pursuant to GAAP for the prior four quarters shall be less than one hundred thirty percent (130%) of the Aggregate Debt Service for the forthcoming four quarters.

               (x) If any dividend is paid on the BSB Series A Preferred Stock which is not paid into the Collateral Account, other than the dividend on 20,000 shares of the BSB Series A Preferred Stock.

          Section 9.2. REMEDIES UPON DEFAULT. If any Event of Default shall occur and be continuing, Lender may, with notice to Borrower, declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.1(d) or Section 9.1(e), the commitment of Lender to lend hereunder, if any, shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice

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

of intent to accelerate. notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

     Section 9.3. PERFORMANCE BY LENDER. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower after notice to Borrower. In such event, Borrower shall, at the written request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Contract Rate from the payment date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not be required to perform any obligation of Borrower under this Agreement or any other Loan Document.


                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1. EXPENSES OF LENDER. Borrower hereby agrees to pay Lender on demand: (i) all reasonable costs and expenses incurred by Lender in connection with the enforcement of its rights and remedies under this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of Lender's legal counsel, and (ii) all taxes, assessments, filing fees, and other charges levied by any Governmental Authority or otherwise payable in respect of this Agreement, the Note, or any other Loan Document or in obtaining any audit or appraisal in respect of the Collateral, but excluding any state or federal income tax owed by Lender or a tax based on gross or net receipts of Lender.

     Section 10.2. LIMITATION OF LIABILITY. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 10.3. NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender in connection with the Loan Documents and the transactions contemplated thereby and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any


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

type or nature whatsoever to Borrower, any Obligated Party, or any other Person in connection with the Loan Documents or the transactions contemplated thereby.

     Section 10.4. LENDER NOT FIDUCIARY. The relationship between Borrower and Lender in connection with the Loan Documents and the transactions contemplated thereby is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower in respect thereof. No term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

     Section 10.5. EQUITABLE RELIEF. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 10.6. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 10.7. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Lender shall notify Borrower of any assignment of Lender's rights hereunder.

     Section 10.8. SURVIVAL. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Section 10.1 shall survive repayment of the Note.

     Section 10.9. AMENDMENT. The provisions of this Agreement, the Note, and any other document executed in connection with the Loan may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 10.10. MAXIMUM INTEREST RATE. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or

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

shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the maximum amount permitted by applicable law, Borrower and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term of such Note does not exceed the maximum rate permitted by applicable law.

          Section 10.11. NOTICES. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; PROVIDED, however, notices to Lender pursuant to Article II shall not be effective until received by Lender.

          Section 10.12. APPLICABLE LAW; VENUE; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and wholly performable in the State of Texas and the applicable laws of the United States of America. Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Borrower hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
Section 10.11. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of his Property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a court located in Dallas County, Texas.


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

      Section 10.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.14. SEVERABILITY. If any clause or provision of this Agreement is or should ever be held to be illegal, invalid, or unenforceable under any present or future law applicable to the terms hereof, then and in such event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that is illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

     Section 10.15. HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 10.16. PARTICIPATIONS. Lender shall have the right at any time and from time to time to grant participations in the Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding Borrower and the Controlled Companies, subject to the confidentiality requirements contained in the Collection and Payment Agreement.

     Section 10.17. CONSTRUCTION. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of his or its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with his or its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

     Section 10.18. LENDER NOT IN CONTROL. None of the covenants or other provisions of this Agreement shall, or shall be deemed to give, Lender the right or power to exercise control over the affairs and/or management of Borrower or any Controlled Company, the power of Lender being limited to the right to exercise the rights and remedies provided in this Agreement and the other Loan Documents. Borrower acknowledges and agrees that Lender and Borrower are not partners or joint venturers with each other.

     Section 10.19. ASSUMPTION OF LOAN. Borrower and CFSB have informed Lender that Borrower and CFSB contemplate the transfer of the Capital Stock of CFSB by Borrower to a corporation to be formed by Fail (the "New Holding Company"). Lender will consent to the transfer of the Capital Stock of CFSB to and the assumption of the Loan by the New Holding Company subject to the following conditions:

     (a)  All of the Capital Stock of New Holding Company is owned by Borrower;

     (b) New Holding Company will assume all liabilities and obligations of Borrower in connection with the Loan or with respect to any other agreements of Borrower, with Lender provided that Borrower shall remain fully liable for the Obligations;

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

     (c) Lender shall be furnished with articles of incorporation, bylaws, financial statements, Material Contracts, or any other information or agreements relating to New Holding Company, its organization, existence and operation as Lender shall request and Lender shall find all such matters acceptable to Lender, in Lender's sole discretion.

     (d) Lender will be furnished with evidence satisfactory to Lender that all approvals of such transfer required from FDIC, OTS or any other Governmental Authority have been obtained and are in full force and effect.

     (e) New Holding Company, Borrower, CFSB and BSB shall execute all documents reasonably requested by Lender with respect to the assumption of the Loan by New Holding Company.

     (f) Lender shall be furnished with all other documents, certificates, affidavits and opinions of counsel as Lender shall reasonably request.


     (g) The provisions of this Section 10.19 shall survive repayment of the Note.

     10.20.    INDEMNIFICATION.

     (a) BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (INDIVIDUALLY AN "INDEMNIFIED PARTY" AND, COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND HOLDS EACH INDEMNIFIED PARTY HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY SUCH INDEMNIFIED PARTY MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (I) THE EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE DEBT DOCUMENTS, (II) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE DEBT DOCUMENTS, (III) ANY BREACH BY BORROWER, CFSB OR BSB OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE DEBT DOCUMENTS, OR (IV) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES TO THE EXTENT INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY CLAIMING INDEMNITY HEREUNDER; PROVIDED, THAT BORROWER SHALL BE RESPONSIBLE FOR COSTS AND EXPENSES INCURRED BY ANY INDEMNIFIED PARTY IN CONNECTION WITH THE NEGOTIATION, PREPARATION, EXECUTION, AND DELIVERY OF ANY OF THE DEBT DOCUMENTS

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


OR THE MAKING OF THE INITIAL ADVANCES UNDER THE DEBT DOCUMENTS EXCEPT TO THE EXTENT SPECIFIED IN SECTION 2.5. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER DEBT DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY.

     (b) WHEN ANY CLAIM, ACTION, OR SUIT (COLLECTIVELY, A "CLAIM") THAT RESULTS FROM, RELATES TO, OR ARISES OUT OF THE DEBT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER SHALL BE FILED OR ASSERTED IN WRITING AGAINST ANY INDEMNIFIED PARTY, THE INDEMNIFIED PARTY SHALL PROMPTLY NOTIFY BORROWER OF THE SAME IN WRITING, SPECIFYING IN REASONABLE DETAIL THE BASIS OF SUCH CLAIM AND THE FACTS PERTAINING THERETO. BORROWER SHALL NOT BE OBLIGATED TO DEFEND ANY SUCH CLAIM OR INDEMNIFY ANY INDEMNIFIED PARTY IF THE INDEMNIFIED PARTY HAS FAILED TO USE ITS COMMERCIALLY REASONABLE EFFORTS TO NOTIFY BORROWER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT IN SUFFICIENT TIME TO PERMIT BORROWER AND HIS COUNSEL TO DEFEND AGAINST SUCH MATTER AND TO MAKE A TIMELY RESPONSE THERETO, INCLUDING WITHOUT LIMITATION, THE PREPARATION AND ASSERTION OF AN ANSWER OR OTHER RESPONSIVE MOTION TO A COMPLAINT, PETITION, NOTICE, OR OTHER LEGAL, EQUITABLE, OR ADMINISTRATIVE PROCESS RELATING TO ANY SUCH CLAIM WHICH MATERIALLY PREJUDICES THE RIGHTS OF BORROWER.

     (c) FOLLOWING RECEIPT FROM AN INDEMNIFIED PARTY OF A NOTICE DESCRIBED IN CLAUSE (b) ABOVE, BORROWER SHALL HAVE TEN (10) DAYS TO NOTIFY THE INDEMNIFIED PARTY THAT HE INTENDS TO ASSUME THE DEFENSE OF THE CLAIM THAT IS THE SUBJECT OF SUCH NOTICE, IN WHICH CASE BORROWER SHALL BE ENTITLED THEREAFTER TO ASSUME SUCH DEFENSE EXCEPT AS OTHERWISE PROVIDED IN CLAUSE (e) BELOW. IN CONNECTION WITH SUCH DEFENSE, BORROWER MAY EMPLOY HIS OWN LEGAL COUNSEL, WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTY. IN THE EVENT THAT BORROWER SHALL ASSUME SUCH DEFENSE, BORROWER SHALL NOT COMPROMISE OR SETTLE ANY SUCH CLAIM UNLESS (I) THE INDEMNIFIED PARTY GIVES ITS PRIOR WRITTEN CONSENT TO SUCH COMPROMISE OR SETTLEMENT OR (II) THE TERMS OF THE COMPROMISE OR SETTLEMENT OF SUCH CLAIM DO NOT REQUIRE THAT THE INDEMNIFIED PARTY WILL HAVE RESPONSIBILITY FOR THE DISCHARGE OF ANY SETTLEMENT AMOUNT OR IMPOSE OTHER OBLIGATIONS OR DUTIES ON OR LIMIT THE RIGHTS OF THE INDEMNIFIED PARTY AND THE COMPROMISE OR SETTLEMENT DISCHARGES ALL RIGHTS AND CLAIMS AGAINST THE INDEMNIFIED PARTY WITH RESPECT TO SUCH CLAIM.

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      (d) IN THE EVENT THAT BORROWER ASSUMES THE DEFENSE OF ANY CLAIM THAT
RESULTS FROM, RELATES TO, OR ARISES OUT OF THE DEBT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO EMPLOY COUNSEL SEPARATE FROM THE COUNSEL EMPLOYED BY BORROWER IN ANY SUCH CLAIM AND TO PARTICIPATE IN THE DEFENSE THEREOF, AND THE FEES AND EXPENSES INCURRED BY THE INDEMNIFIED PARTY SUBSEQUENT TO THE TIME THAT BORROWER ASSUMES SUCH DEFENSE SHALL BE AT THE SOLE COST AND EXPENSE OF THE INDEMNIFIED PARTY, UNLESS THE EMPLOYMENT THEREOF HAS BEEN SPECIFICALLY AUTHORIZED BY BORROWER IN WRITING.

     (e) IN THE EVENT THAT BORROWER FAILS TO GIVE NOTICE OF THE ASSUMPTION OF THE DEFENSE OF ANY CLAIM WITHIN THE TIME PERIOD DESCRIBED IN CLAUSE (c) ABOVE, BORROWER SHALL NO LONGER BE ENTITLED TO ASSUME SUCH DEFENSE AND THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO DEFEND SUCH CLAIM AND, IN SUCH EVENT, BORROWER SHALL JOINTLY AND SEVERALLY INDEMNIFY THE INDEMNIFIED PARTY FOR ALL REASONABLE FEES AND EXPENSES INCURRED IN CONNECTION THEREWITH OR AS A RESULT THEREOF. BORROWER SHALL BE ENTITLED TO PARTICIPATE AT HIS OWN EXPENSE AND WITH HIS COUNSEL IN THE DEFENSE OF ANY CLAIM, THE DEFENSE OF WHICH BORROWER DOES NOT ASSUME. PRIOR TO EFFECTUATING ANY COMPROMISE OR SETTLEMENT OF ANY SUCH CLAIM, THE INDEMNIFIED PARTY SHALL FURNISH BORROWER WITH WRITTEN NOTICE OF ANY PROPOSED COMPROMISE OR SETTLEMENT IN SUFFICIENT TIME TO ALLOW BORROWER TO ACT THEREON. FOLLOWING A REASONABLE TIME AFTER THE GIVING OF SUCH NOTICE, THE INDEMNIFIED PARTY SHALL BE PERMITTED TO EFFECT SUCH COMPROMISE OR SETTLEMENT UNLESS BORROWER
(I) REIMBURSES THE INDEMNIFIED PARTY IN ACCORDANCE WITH THE TERMS OF THIS SECTION FOR ALL REASONABLE FEES AND EXPENSES INCURRED BY THE INDEMNIFIED PARTY IN CONNECTION WITH THE CLAIM, (II) ASSUMES THE DEFENSE OF THE CLAIM (IN WHICH EVENT THE INDEMNIFIED PARTY SHALL CONSENT TO A SUBSTITUTION OF COUNSEL REASONABLY SATISFACTORY TO IT), AND (III) TAKES SUCH OTHER ACTIONS AS THE INDEMNIFIED PARTY MAY REASONABLY REQUEST AS ASSURANCE OF BORROWER'S ABILITY TO FULFILL HIS OBLIGATIONS UNDER THIS SECTION.

     (f)  THE PROVISIONS OF THIS SECTION 10.20 SHALL SURVIVE REPAYMENT OF THE
NOTE.

     Section 10.21. PRIOR AGREEMENTS. This Agreement consolidates the CFLIC Loan Agreement with and into the SWL Loan Agreement and amends, restates and replaces the SWL Loan Agreement (as consolidated) in its entirety. This Agreement does not constitute a novation.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the day and year first written above.

FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 38

                                   BORROWER:


                                   /s/ James M. Fail
                                   --------------------------------------------
                                   JAMES M. FAIL

                                   Address for Notices:

                                   1901 Sixth Avenue North
                                   Suite 1550
                                   Birmingham, Alabama 35203

                                   Fax No.:       (205) 328-8572
                                   Telephone No.: (205) 328-8570

                                   with a copy to:

                                   Theodore G. Johnsen, Esq.
                                   Arnold & Porter
                                   777 South Figueroa
                                   Los Angeles, California 90017

                                   Fax No.:        213/243-4199
                                   Telephone No.:  213/243-4060








FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 39

                                   LENDER:

                                   SOUTHWESTERN LIFE INSURANCE
                                   COMPANY, a Texas insurance corporation



                                   By: /s/ John T. Hull
                                       -----------------------------------------
                                       John T. Hull
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer

                                   Address for Notices:

                                   500 North Akard
                                   Twelfth Floor
                                   Dallas, Texas 75201

                                   Fax No.:       (214) 954-7345
                                   Telephone No.: (214) 954-7535

                                   Attention:     Daniel B. Gail, Esq.









FIRST AMENDED AND
RESTATED LOAN AGREEMENT - Page 40

                          INDEX TO SCHEDULES


Schedule                 Description of Schedule          Section
--------                 -----------------------          -------

     1              Permitted Liens                         1.1
     2              Existing Litigation                     6.5
     3              Existing Debt                           6.9
     4              List of Controlled Companies            6.20
     5              Material Contracts                      6.18
     6              Environmental Matters                   6.19
     7              Insider Debt                            6.21
     8              ERISA                                   6.12
     9              Other Agreements                        6.14
     10             Compliance with Law                     6.15

                                   SCHEDULE 1
                                     [FAIL]

                                 PERMITTED LIENS



1. All interests created in favor of Consolidated National Corporation ("CNC") now existing or hereafter created pursuant to a certain agreement dated as of January 25, 1993, by and between CNC, Borrower and CFSB, and any related documents and any amendments thereto. While these items are listed as Permitted Liens herein for purposes of the Agreement, no admission is made that the interests constitute liens.

2. All interests created in favor of the FSLIC now existing or hereafter created pursuant to the Capital Maintenance Agreement dated December 22, 1988 and all documents related thereto, including without limitation, the irrevocable proxy in favor of the FSLIC. While these items are listed as Permitted Liens herein for purposes of the Agreement, no admission is made that the interests constitute liens.

3. It is anticipated that a settlement agreement will be reached between CFSB and The Receiver of Farm and Home Life Insurance Company ("Receiver"). All liens created pursuant to such settlement agreement and related documents shall be Permitted Liens.

4. Pledges of The Oklahoma Bank ("TOB") assets by TOB in connection with Normal Investment Activity.

5. Liens on real estate acquired by TOB by foreclosure or deed-in-lieu of foreclosure.

6. Liens on assets of Borrower and Controlled Companies pursuant to purchase money security interests.

7. Permitted Liens as described and or included in the BSB Agreement by and between SWLIC and BSB.

8. All Liens against any Property of Lifeshares Group, Inc. ("LGI") and its Subsidiaries. Due to problems with access to the books and records of LGI, complete records are not available to determine, with any certainty, all Liens on Property. Accordingly, no representation or warranty is made as to LGI Liens.

9. All Liens of $500,000.00 or less individually or $2,000,000.00 or less in the aggregate, against any Property of Borrower or Controlled Companies.

10. All Liens disclosed on any financial statements attached to the Agreement or any Schedule to the Agreement.

11. Certain Liens could exist or be created relating to Borrower's personal accounts at Merrill Lynch with regard to the purchase of stock on margin.

12. CFSB Financial's lien against 160,000 shares of preferred stock in First Sooner Bancshares, Inc.

13. With respect to Cause Number 49C01-9010-MI-3578B in the Marion Circuit Court, in Marion County Indiana, Indianapolis, described in Schedule 2 attached hereto, the Court could create an interest in favor of Mutual Security Life Insurance Company in the BSB or CFSB stock. While the above described potential interests are listed herein as Permitted Liens for purposes of the Agreement, no admission is made that the interests constitute liens.

All capitalized terms used in this Schedule shall have the meaning set forth in the Agreement to which this Schedule is attached unless defined herein.

                                   SCHEDULE 2
                                     [FAIL]

                        EXISTING LITIGATION AND JUDGMENTS
                     WITH AMOUNTS IN CONTROVERSY OVER $100,000

1. SUSAN GALLINGER, RECEIVER, AND MARK D. THARP, SPECIAL DEPUTY RECEIVER, OF FARM AND HOME LIFE INSURANCE COMPANY, AN ARIZONA INSURER, IN RECEIVERSHIP V. JAMES M. FAIL AND EMILY S. FAIL, HUSBAND AND WIFE; ALVIN RANDALL TOWNSEND, SR., AND JANICE T. TOWNSEND, HUSBAND AND WIFE; DENNY L. LETT AND WYNON L. LETT, HUSBAND AND WIFE; CHARLES D. CASPER; CLIFFORD G. SMITH AND KATHRYN F. SMITH, HUSBAND AND WIFE; HARRY T. CARNEAL; THORNTON E. COLE; FRED E. JONES; ROBERT I. BOYKIN AND MARCIA BOYKIN, HUSBAND AND WIFE; MICHAEL SHANNON; LIFESHARES GROUP, INC., A NEBRASKA CORPORATION; NPL CORPORATION, AN ARIZONA CORPORATION; THEODORE
L. KESSNER; ROBERT C. GUENZEL; DONN E. DAVIS; WILLIAM D. KUESTER; STEVEN G. SEGLIN; MARK D. MCGUIRE; SCOTT J. NORBY; CORSBY, GUENZEL, DAVID, KESSNER & KUESTER, A NEBRASKA GENERAL PARTNERSHIP; DAVID R. BAKER AND MYRA M. BAKER, HUSBAND AND WIFE; JONES, DAY, REAVIS & POGUE, AN OHIO GENERAL PARTNERSHIP; CHADBOURNE & PARKE, A GENERAL PARTNERSHIP; R. DAVID MARTIN, JR., AND BONNIE MARTIN, HUSBAND AND WIFE; TODD BROWN AND JANE DOE BROWN, HUSBAND AND WIFE; DELOITTE & TOUCHE, A CONNECTICUT GENERAL PARTNERSHIP; TOUCHE ROSS & CO., A GENERAL PARTNERSHIP; MICHAEL SULLO; THEODORE DARLINE; JOHN DOES 1-25; WHITE PARTNERSHIPS 1-25.

CAUSE NUMBER / COURT: CAUSE NO. CV-90-23436, SUPERIOR COURT OF THE STATE OF ARIZONA, MARICOPA COUNTY, AZ.

Mr. Fail and certain others and the State of Arizona have reached a settlement in principal of this and related litigation in Arizona. The settlement agreement has been approved by the Court, though not yet in final executable form. The settlement agreement will be subject to all appropriate lender, regulatory and other approvals, and certain other conditions as enumerated in the settlement agreement itself. Lender is familiar with this settlement and the related draft documents.


2.   MUTUAL SECURITY LIFE INSURANCE COMPANY, BY ITS LIQUIDATOR, JOHN F. MORTELL
V. JAMES M. FAIL, JACK A. GOCHENAUR, ALVIN R. TOWNSEND, SR., CHARLES D. CASPER, CLIFFORD G. SMITH, HARRY T. CARNEAL, THOMAS K. PENNINGTON, MICHAEL BOEDEKER, MELVIN R. SCHOCK, LANG ASSOCIATES, INC., LIFESHARES GROUP, INC., LSC-MARKETING, INC., LIFESHARES SERVICES COMPANY, AND THE OKLAHOMA BANK.

CAUSE NUMBER / COURT: CAUSE NO. IP94-0001-C, UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF INDIANA, INDIANAPOLIS DIVISION, IN.

On April 30, 1992, Mutual Security Life Insurance Company ("MSL"), by its Liquidator, filed suit against Fail defendants (James M. Fail, Townsend, Carneal, Smith, Casper, Schock, Lifeshares Group, Inc., LSC-Marketing, Inc. and Lifeshares Services Company) alleging breach of fiduciary duties of loyalty and due care to MSL, its policy holders, its shareholders and its creditors by allowing transactions with affiliated companies owned and controlled by Fail which were not reasonable to MSL, by failing to invest MSL's funds in a prudent manner, by causing MSL to invest in unreasonably risky and speculative ventures, by failing to require adequate diversification of MSL's investments, by failing to formulate or enforce policies to insure that MSL complied with all applicable laws, by failing to hire, retain and supervise adequate management to operate MSL, and by failing to formulate or implement adequate management plans to assure the liquidity and solvency of MSL.

On or about December 3, 1993 plaintiff filed a second amended complaint which added defendants Emily S. Fail, Janice T. Townsend, Mary Carneal, Kathryn F. Smith, Michael S. Lang, Rhonda S. Lang, Beta Financial Corporation, Robert T. Shaw, Consolidated National Corporation ("CNC"), I.C.H. Corporation ("ICH"), Bankers Life and Casualty Company ("Bankers"), Marquette National Life Insurance Company ("Marquette"), Robert L. Beisenherz, Marilyn Beisenherz, Theodore L. Kessner, and Crosby, Guenzel, Davis, Kessner & Kuester. The Amended Complaint, in part, alleged that Defendants Fail, Shaw, CNC, ICH, Bankers and Marquette have, through a pattern of racketeering activity and by conspiracy acquired an interest in and/or control of Bluebonnet and that the acquisition of Bluebonnet was accomplished through various unlawful acts. Plaintiff further alleges that Fail, Carneal, Lang, Lang Associates, Inc., Beta Financial, Shaw, Bisenherz and Kessner (and his law firm) agreed and conspired to participate in or conduct the joint venture to acquire Bluebonnet through this pattern of racketeering activity. Defendants have filed answers denying any and all liability. On January 3, 1994, counsel for Bankers and ICH removed the action to the United States District Court, Southern District of Indiana, Indianapolis Division. The receiver has filed Motions to Remand which were denied.

Motions to dismiss and motions for summary judgment have been filed by many of the defendants, including Mr. Fail and Mr. Carneal relating to RICO, conspiracy and joint venture claims. All of the "Fail Group" and the "Lender Group" have moved for protective orders precluding discovery until the court rules on the aforementioned dispositive motions.


3. MUTUAL SECURITY LIFE INSURANCE COMPANY, BY ITS REHABILITATOR, JOHN J. DILLON, III V. FIRST NATIONAL BANK OF OMAHA, LIFESHARES GROUP, INC., PACIFIC MUTUAL LIFE INSURANCE COMPANY, JAMES M. FAIL, DENNY L. LETT, CLIFFORD G. SMITH, HARRY T. CARNEAL, CHARLES D. CASPER, LEONARD G. HEIM, ROY E. GILL, MELVIN R. SCHOCK, JACK A. GOCHENAUR, MICHAEL BOEDECKER, THOMAS K. PENNINGTON, AND ROBERT
R. MISHLER.

CAUSE NUMBER / COURT: CAUSE N0. 49C01-9010-MI-3578B, MARION CIRCUIT COURT, MARION COUNTY INDIANA (INDIANAPOLIS).

On April 30, 1992, Mutual Security Life Insurance Company ("MSL"), by its Liquidator, filed suit against former officers and directors of MSL, alleging breach of state law fiduciary duties owed to MSL when the MSL Pension Plan ("MSL Plan") was restated as the Lifeshares Group, Inc. Pension Plan ("The Plan").
All parties agreed to a preliminary injunction that prevented distribution from The Plan to eligible beneficiaries. The plaintiff argues that the breach of fiduciary duties by the defendants wasted excess MSL Plan assets that should have inured to the benefit of MSL. The former officers and directors of MSL have responded that their ERISA fiduciary obligations were to plan participants, rather than MSL, and that the restatement to designate Lifeshares Group Inc. as the plan sponsor and to cover employees of Lifeshares (including the former employees of MSL) was entirely consistent with the provisions of ERISA. The "Fail Group" has filed an Emergency Motion to Vacate Agreed Order of Preliminary Injunction to allow all eligible beneficiaries to receive distributions under The Plan. The case was removed to federal court and was remanded back to state court on 10/14/94.


4. BLUEBONNET SAVINGS BANK FSB, CFSB CORPORATION, AND JAMES M. FAIL V. FEDERAL DEPOSIT BANK INSURANCE CORPORATION (REFERRED TO COMMONLY AS, THE "FDIC LITIGATION").

CAUSE NUMBER / COURT: CAUSE NO. CA3-C-1066-T, UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TX.

On June 5, 1991, Plaintiffs filed suit against the FDIC claiming breach of contract based upon the Assistance Agreement and certain other integrated agreements entered into in 1988 pursuant to which FSLIC agreed to provide financial assistance to Bluebonnet in connection with Bluebonnet's acquisition of certain assets and liabilities of fifteen insolvent savings and loan associations (the "Acquisition").

On May 24, 1993, the FDIC filed a Counterclaim seeking rescission of the Assistance Agreement and the related agreements (including the Acquisition Agreement) entered into with the FSLIC as part of the Acquisition. Such claim for recision, if successful, could result in the loss of Fail and CFSB's ownership interest in Bluebonnet. Basically, the FDIC alleges that Mr. Fail, the sole shareholder of CFSB, made false statements and failed to disclose information to the Federal Home Loan Bank Board and the FSLIC in connection with the Acquisition, thus constituting fraud in the inducement. Bluebonnet, CFSB and Mr. Fail have filed Motions to Dismiss the Counterclaim. No rulings have been made on these motions to date. There are numerous motions for summary judgment currently pending. The trial on the remaining issues is currently scheduled for May 1, 1995. On December 20, 1994 the Court issued a preliminary injunction against the FDIC preventing them from exercising any rights they may have to the FSLIC warrants. See the attached order for more detailed information.

Note: The outcome of the FDIC litigation could, if decided unfavorably, substantially affect all the representations and warranties contained in the Agreement to which this Schedule is attached.


5. MUTUAL SECURITY LIFE INSURANCE COMPANY, BY ITS LIQUIDATOR, DONNA D. BENNETT, PLAINTIFF, V. JAMES M. FAIL, EMILY S. FAIL, HARRY T. CARNEAL, MARY CARNEAL, LIFESHARES GROUP, INC., CFSB CORPORATION, ROBERT T. SHAW, CONSOLIDATED NATIONAL CORPORATION, SOUTHWESTERN LIFE CORPORATION, MARQUETTE NATIONAL LIFE INSURANCE COMPANY, AND FARM AND HOME LIFE INSURANCE COMPANY, DEFENDANT.

CAUSE NO. IP 94-1934-C. UNITED STATE DISTRICT COURT SOUTHERN DISTRICT OF INDIANA, INDIANAPOLIS DIVISION.

The above styled Complaint was filed on November 23, 1994 along with a Motion For Preliminary Injunction and Temporary Restraining Order ("TRO"). The MSL Liquidator sought in the Complaint to make CFSB Corporation a constructive trustee for the benefit of MSL of the Bluebonnet common and preferred stock to the extent of any income paid by the Bluebonnet stock and to the extent any profit on such stock, such trust to be proportional to the amount of funds diverted from MSL bore in relation to the total purchase price of Bluebonnet. The basis for the constructive trust is that Fail caused MSL to lend $35 million dollars to Bluebonnet, causing a liquidity crisis. On December 13, 1994, the court issued an order denying the TRO.

                                  SCHEDULE 4
                                    [FAIL]

                             CONTROLLED COMPANIES*

              ALL COMMON STOCK OWNED 100% UNLESS OTHERWISE NOTED.

CFSB Corporation (Delaware)
          CFSB Finance Company, Inc. (Delaware)
          Bluebonnet Savings Bank FSB (Federal Savings Association)
               Bluebonnet Insurance Services, Inc. (Texas)
                    Royal Underwriters, Inc. (Texas)
               Bluebonnet Home Mortgage Corporation (Texas)
                    Magnum Mortgage Corporation (Delaware)

BSFC Corporation (Delaware)

Prime Financial Corporation (Nebraska)

First Sooner Bancshares (Oklahoma -98.5%
          The Oklahoma Bank (An Oklahoma State Bank)

Lifeshares Group, Inc. (Nebraska)
- There is insufficient information available to make any representations and warranties as to Lifeshares Group, Inc.("LGI") and its subsidiaries. Three of LGI's subsidiaries are in receivership or bankruptcy and are no longer controlled by Fail. Records for those companies are maintained by the receivers or the trustee in bankruptcy and are not immediately accessible to Borrower.
LGI and those subsidiaries not in receivership or bankruptcy are all substantially inactive.


*         As defined in the Loan Agreement.

                                 SCHEDULE 5

                              [FAIL AND CFSB]

                            MATERIAL CONTRACTS


1.   Assistance Agreement.
2.   Capital Maintenance agreement.
3.   Forbearance Letter.
4.   FSLIC Warrant.
5.   FSLIC Warrant Agreement.
6. Agreement for Operating Policies dated December 22, 1988, among CFSB, BSB, and FSLIC.
7. An agreement dated as of January 25, 1993, by and between Consolidated National Corporation, Borrower and CFSB, and related documents and any amendments thereto.
8.   Memoranda of Agreement between Fail and Borrower and Harry T. Carneal, John
     D. Kirchhofer, and Robert J. Thompson dated November 5, 1992, March 11, 1992, and April 22, 1992, respectively.
9. The Loan Documents, the Other Fail Loan Documents, the CFSB Loan Documents, and the Other CFSB Loan Documents, including but not limited to the Agreement and all related CFSB in the principal amount of $2,663,355.68, dated May 19, 1994, principal amount of $1,038,675.00 dated June 15, 1994.
10. The note to CFSB from Borrower in the principal amount of $2,663,355.68, dated May 19, 1994.
11. The note to CFSB from Borrower in the principal amount of $1,038,675.00 dated June 15, 1994.
12. Proposed note to CFSB from Borrower in the principal amount of $1,444,082.21, which includes prior advances to Borrower in the amount of $872,923.32.
13. Any contract referenced in any financial statement attached to any Schedule to the Agreement.


All capitalized terms used in this Schedule shall HAVE the meaning set forth in the Agreement to which this Schedule is attached unless defined herein.

                                   SCHEDULE 6

                                [FAIL AND CFSB]
                             ENVIRONMENTAL MATTERS



None with a Material Adverse Effect.

                                   SCHEDULE 7

                                [FAIL AND CFSB]

                                 INSIDER DEBT


1. There is a note payable to CFSB made by James M. Fail in the amount of $2,663,355.68 effective May 19, 1994 at a rate per annum equal to the Prime Rate plus 1%. The note is due and payable on January 1, 1995.

2. There is a note payable to CFSB made by James M. Fail in the amount of $1,038,675.00 effective June 15, 1994 at a rate per annum equal to the Prime Rate plus 1%. The note is due and payable on June 15, 1995.

3. In addition to the notes listed above, CFSB has advanced to Fail $872,923.32 to allow him to pay for legal fees relating to the Mutual Security Life and Farm & Home litigation described on Schedule 2 and other litigation relating to Lifeshares Group, Inc. It is anticipated that such amount will be included in a note from Fail to CFSB in the anticipated amount of $1,444,082.21 which will be due and payable on December 1, 2001.

                                  SCHEDULE 8
                                    [Fail]
                                    ERISA

Although no representations and warranties are being made with respect to Mutual Security Life Insurance Company (currently in liquidation), the Borrower is involved in litigation relating to ERISA. See Schedule 2 for description of litigation.

                                    SCHEDULE 9

                                  [FAIL AND CFSB]

                                  OTHER AGREEMENTS


For the purposes of responding to this schedule the assumption is made that the term "...which could reasonably be expected to have a Material Adverse Effect..." (as contained in Section 6.14 of the Agreement) means an adverse effect that Borrower or any Controlled Company reasonably expects to actually occur based on present circumstances. With this assumption in mind, the response to this Schedule is "NONE" except for the FDIC litigation and its affect on the acquisition agreements as described in Schedule 2.

                                  SCHEDULE 10

                                [FAIL AND CFSB]

                              COMPLIANCE WITH LAWS


                                      NONE